UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 14, 2017

Illumina, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35406	33-0804655
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

5200 Illumina Way, San Diego, California	92122
(Address of principal executive offices)	(Zip Code)

(858) 202-4500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
   ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
   ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
   ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
   ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 14, 2017, Illumina, Inc. (the “Company”) appointed Karen McGinnis, Vice President and Chief Accounting Officer, as principal accounting officer for purposes of the Company’s filings with the Securities and Exchange Commission.

Ms. McGinnis, age 51, most recently served as President, Chief Executive Officer and a director of Mad Catz Interactive, Inc. Prior to her appointment as President and Chief Executive Officer in February 2016, Ms. McGinnis served as Mad Catz’s Chief Financial Officer since June 2013, when she joined Mad Catz. Prior to joining Mad Catz, Ms. McGinnis served as Chief Accounting Officer of Cymer, Inc. from November 2009 through May 2013. Prior to joining Cymer, Ms. McGinnis was Chief Accounting Officer for Insight Enterprises, Inc., from September 2006 until March 2009, and its Senior Vice President of Finance from 2001 through September 2006. Ms. McGinnis is a certified public accountant and received her bachelor’s degree in accounting from the University of Oklahoma.

Ms. McGinnis will be employed at will by the Company and will:

•	receive an annual base salary commensurate with other employees of the Company at her level;

•
be eligible to participate in the Company's executive variable compensation plan, which is an "at-risk" cash bonus compensation program, with a target award amount similar to other employees of the Company at her level, subject to the achievement of individual and corporate performance objectives;

•
receive a new hire grant on her first day of employment of a number of restricted stock units equivalent in value to $275,000 divided by the per share closing Company stock price on the grant date, vesting over four years with 25% of the RSUs vesting on each of the first four anniversaries of the grant date;

•
receive a new hire grant on her first day of employment of a number of performance share units (PSUs) equivalent in value to $206,250 divided by the per share closing Company stock price on the grant date. The PSUs will vest on December 29, 2019, based on achievement of specified earnings per share (EPS) targets for the fiscal year ending December 29, 2019. The PSUs issuable will range from 0% to 150% of the specified PSU award, based on actual performance relative to the specified EPS target; and

•	be eligible to participate in the Company's compensation and benefit plans and programs as may generally be made available to other employees of the Company at her level.

Ms. McGinnis is not a party to any arrangement or understanding regarding her appointment as principal accounting officer. Ms. McGinnis has no family relationships with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. Ms. McGinnis is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Ms. McGinnis has not entered into any material plan, contract, arrangement, or amendment in connection with her appointment as principal accounting officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLUMINA, INC.
Date:	November 16, 2017	By:	/s/ CHARLES E. DADSWELL
Charles E. Dadswell
Senior Vice President, General Counsel and Secretary